UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 5, 2010

RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 5, 2010, Response Genetics, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with certain affiliates of and funds managed by Lansdowne Partners Limited Partnership ( “Lansdowne”), Greenway Capital Partners and Paragon Associates (the “Purchasers”) for the private placement of 3,005,349 newly-issued shares of the Company’s common stock (the “Shares”) at a per share price of $1.31 (the “Private Placement”).  The signing of the purchase agreement occurred on Friday, March 5, 2010.  The final closing of the shares occurred on Monday, March 8, 2010.  In connection with the acquisition of the Shares, the Purchasers were granted certain preemptive rights permitting them to maintain their percentage ownership interests in connection with future issuances of the Company’s capital stock, subject to various exceptions and limitations.  Lansdowne participated in the Private Placement by electing to exercise the preemptive rights granted to it pursuant to the Purchase Agreement by and between the Company and Lansdowne, dated July 22, 2009.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated March 5, 2010, with the Purchasers (the “Registration Rights Agreement”) pursuant to which it has agreed to file, within 45 days of the closing of the Private Placement, a registration statement with the Securities and Exchange Commission (“SEC”) to register the Shares for resale, which registration statement is required to become effective within 120 days following the closing.  The Company also granted certain "piggyback" registration rights to the Purchasers which are triggered if the Company proposes to file a registration statement for its own account or the account of one or more shareholders until the earlier of the sale of all of the Shares or the Shares become eligible for sale under Rule 144(b)(1) without restriction.

The Purchase Agreement is attached hereto as Exhibit 10.1, and the Registration Rights Agreement is attached hereto as Exhibit 10.2, and each agreement is incorporated herein by reference.  The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, respectively, attached hereto.

Item 3.02  Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

The aggregate offering price of the Shares is approximately $3,937,009.

The sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares were sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit Number	Document Description

10.1
Purchase Agreement, by and between Response Genetics Inc., Lansdowne UK Strategic Master Investment Fund Limited, SRB Greenway Opportunity Fund, Q.P., L.P., SRB Greenway Opportunity Fund, L.P., Steven Becker, Mathew Drapkin and Paragon Associates JV dated March 5, 2010.

10.2
Registration Rights Agreement, by and between Response Genetics Inc., Lansdowne UK Strategic Master Investment Fund Limited, SRB Greenway Opportunity Fund, Q.P., L.P., SRB Greenway Opportunity Fund, L.P., Steven Becker, Mathew Drapkin and Paragon Associates JV dated March 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Dated: March 8, 2010	By:	/s/ Thomas Stankovich
	Name:	Thomas Stankovich
	Title:	Vice President and Chief Financial Officer